UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2009

CENTRACAN INCORPORATED
(Exact name of registrant as specified in its charter)

Florida	000-52910	65-0736042
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Olshan Grundman Frome et al
65 East 55th Street
New York, New York 10022
(Address of Principal Executive Office)

(212) 451-2254
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

(b)           On December 8, 2009, Centracan Incorporated (the “Company”) received a letter from its former accountants, Seale & Beers, CPAs (“SB”), informing the Company that SB did not review the Company’s Form 10-Q for the period ended June 30, 2009 prior to its filing with the Commission on August 19, 2009 (“Non-Reliance Letter”).  While the Company believed at the time that SB had reviewed the referenced Form 10-Q, the Company will amend its June 30 Form 10-Q after review by the Company’s current accountant.  The Company has discussed with SB the matters disclosed in this filing.

(c)           The Company provided SB with a copy of this Current Report on Form 8−K and requested that SB furnish a letter as promptly as possible addressed to the Commission stating whether SB agrees with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects in which it does not agree.  The letter is an exhibit to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

d)    Exhibits.

No.         Exhibits

7.1           Item 4.02(b) Letter of Non-Reliance from Seale and Beers, CPAs dated December 8, 2009.

7.2           Item 4.02(c) Letter from Seale and Beers, CPAs dated December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CENTRACAN INCORPORATED

Date: December 21, 2009	By: /s/ Jerome Goubeaux
      Jerome Goubeaux, President